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                                                                     Exhibit 8.1

                    [STIBBE SIMONT MONAHAN DUBOT LETTERHEAD]

                                             17 July 2000

Ladies and Gentlemen:

We are acting as Belgian counsel to deCODE genetics, Inc. ("deCODE") in connection with the Registration Statement on Form S-1 (the "462(b) Registration Statement") filed with the United States Securities and Exchange Commission by deCODE for the purpose of registering shares of deCODE's common stock under the United States Securities Act 1933 (the "Securities Act") in connection with the proposed initial public offering and listing of deCODE's common stock on the Nasdaq National Market and EASDAQ. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion. The present opinion is confined to and given on the basis of Belgian law as it exists at the date hereof. We have more in particular made no investigation on the laws of any other jurisdictions referred to in the Registration Statement as a basis for this opinion and we do not express or imply any opinion thereon. There is no intention on our part to amend or update this opinion in the event of any changes after the date hereof in any Belgian laws or regulations relevant to this opinion.
Based on the foregoing, we are of the opinion that the statements in the prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-31984) that was declared effective earlier today and the latest amendment of which was filed with the Securities and Exchange Commission on July 13, 2000 (the "Initial Registration Statement") and which is incorporated by reference into the Rule 462(b) Registration Statement, under the caption "Certain Tax Considerations -- Certain Belgian Tax Considerations for Belgian Holders of Common Stock", insofar as such statements relate to the Belgian income and stamp tax consequences currently applicable to the Belgian holders discussed therein, fairly describe the material tax consequences of the proposed initial public offering.
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Stibbe Simont Monahan Duhot

We are members of the Dutch Speaking Brussels Bar Association and are as such qualified to practice law in Belgium.

We hereby consent to the use of our name under the caption "Certain Tax Considerations -- Certain Belgian Tax Considerations for Belgian Holders of Common Stock" in the prospectus included in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration and to the filing, as an exhibit to the 462(b) Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

The present opinion shall be governed by and construed in accordance with Belgian law as in effect on the date at which it is given and any matters relating to it shall be of the exclusive jurisdiction of the Belgian courts.

Yours faithfully,



/s/ Jan Peeters                              /s/ Luc De Broe
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    Jan Peeters                                  Luc De Broe





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